American High-Income Trust
333 South Hope Street
Los Angeles, CA 90071

Telephone (213) 486-9200
Fax (213) 486-9455

March 31, 2012

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$481,139
Class B	$9,021
Class C	$46,536
Class F1	$55,749
Class F2	$29,492
Total	$621,937
Class 529-A	$11,288
Class 529-B	$553
Class 529-C	$3,900
Class 529-E	$619
Class 529-F1	$640
Class R-1	$779
Class R-2	$7,535
Class R-3	$12,070
Class R-4	$8,695
Class R-5	$10,241
Class R-6	$4,915
Total	$61,235

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4276
Class B	$0.3876
Class C	$0.3853
Class F1	$0.4263
Class F2	$0.4403
Class 529-A	$0.4236
Class 529-B	$0.3804
Class 529-C	$0.3813
Class 529-E	$0.4102
Class 529-F1	$0.4348
Class R-1	$0.3844
Class R-2	$0.3844
Class R-3	$0.4099
Class R-4	$0.4262
Class R-5	$0.4422
Class R-6	$0.4446

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,160,134
Class B	21,089
Class C	122,442
Class F1	136,629
Class F2	75,655
Total	1,515,949
Class 529-A	28,107
Class 529-B	1,355
Class 529-C	10,716
Class 529-E	1,577
Class 529-F1	1,598
Class R-1	2,066
Class R-2	19,894
Class R-3	30,890
Class R-4	20,659
Class R-5	24,571
Class R-6	12,220
Total	153,653

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$11.07
Class B	$11.07
Class C	$11.07
Class F1	$11.07
Class F2	$11.07
Class 529-A	$11.07
Class 529-B	$11.07
Class 529-C	$11.07
Class 529-E	$11.07
Class 529-F1	$11.07
Class R-1	$11.07
Class R-2	$11.07
Class R-3	$11.07
Class R-4	$11.07
Class R-5	$11.07
Class R-6	$11.07